EXHIBIT 99.1
STATE OF VERMONT PUBLIC SERVICE BOARD
Docket No. 6545 Investigation into General Order No. 45 Notice filed by Vermont Yankee Nuclear Power Corporation re: proposed sale of Vermont Yankee Nuclear Power Station and related transactions	) ) ) )

CVPS/DPS MEMORANDUM OF UNDERSTANDING

             This Memorandum of Understanding (the "MOU" or "Memorandum") sets forth the agreements reached between the Vermont Department of Public Service ("DPS" or the "Department"), and Central Vermont Public Service Corporation ("CVPS", "Central Vermont", or the "Company") (together, the "Parties"), regarding CVPS's Cost of Service Studies for 2003 and 2004 ("COS" or "COS Studies"), as filed with the Vermont Public Service Board ("PSB" or the "Board"), in accordance with the Board's Order of June 13, 2003 in the above-referenced matter.

Introduction And Recitals

             1.     On August 22, 2001, Vermont Yankee Nuclear Power Corporation ("Vermont Yankee," "VYNPC," or "VY") provided the Board with notice, in accordance with General Order No. 45 ("G.O. 45"), of Vermont Yankee's intent to enter into a proposed Purchase and Sale Agreement (the "PSA") with Entergy Nuclear Vermont Yankee, LLC (" ENVY") and certain related Transactions concerning the sale of the Vermont Yankee Nuclear Power Station (the "Station" or "VY Station").

             2.     By Order dated September 4, 2001, the Board opened an investigation, pursuant to 30 Vermont Statutes Annotated ("V.S.A.") Sections 2(c), 109, 203, 209 and 231, into the G.O. No. 45 notice filing of Vermont Yankee's intent to execute the PSA with ENVY as well as certain other agreements related to the proposed sale of the Station.

             3.      On March 4, 2002, VY, ENVY, CVPS, the Department and other parties entered into a Memorandum of Understanding (the "VY Sale MOU") modifying and clarifying the requests for approvals pending before the Board at that time.

             4.     By Order dated June 13, 2002, the Board issued an Order substantially approving the sale of the VY Station to ENVY pursuant to the PSA, and Vermont Yankee's entry into the affiliated Purchase Power Agreement and related 2001 Amendatory Agreement with Central Vermont, all as modified by the VY Sale MOU.

             5.     In addition, the Order directed Central Vermont to file, in April 2003, an updated cost-of-service based upon a test year ending December 31, 2002, with appropriate additional information as necessary to determine whether a rate decrease is appropriate in 2003 or 2004.

             6.     On April 14, 2003, Central Vermont filed its COS Studies as required pursuant to the Order. The Central Vermont COS studies indicated that CVPS's rates should increase .8% for the rate year 2003 and 4.6% beginning on January 1, 2004.

             7.     Subsequent to the filing of the CVPS COS Studies, the Department investigated the COS studies and conducted informal discovery of CVPS on issues related to said studies.

Cost of Service

             8.     The undersigned Parties have engaged in extended discussions and review with respect to the CVPS COS Studies.

             9.     As a result, the undersigned Parties agree that a change in CVPS's retail rates for 2003 and 2004 is not warranted. CVPS agrees it will not file for a rate increase for rates effective prior to January 1, 2005. CVPS and the Department further agree that in the event of a major storm, power supply interruption or outage in excess of forecasted outage rates relating to Vermont Yankee or Hydro-Quebec deliveries, CVPS may seek emergency rate relief pursuant to 30 V.S.A. Section 226(a) or seek an accounting order from the Board permitting the deferral of costs associated therewith. The Department will support any such request for an accounting order. The DPS reserves its right to contest the ultimate recovery of such booked and deferred costs.

             10.     As a result, the Department shall recommend to the Board that the Board should not open an investigation into the reasonableness of Central Vermont's rates pursuant to 30 V.S.A. Section 227(b) in this docket.

Earnings Cap

             11.     While CVPS's existing retail rates as established in Docket Nos. 6120 and 6460 provide for an 11.0% allowed return on equity, to the extent that CVPS's calendar year earned rate of return on common equity on its Vermont electricity utility operations in 2003 or 2004 or 2005 exceeds 10.75%, 10.50%, or 10.50%, respectively, the dollar amount of such excess shall be applied first to reduce Account 186.0 Miscellaneous Deferred Debits as approved by the Board at the time of any such excess, and thereafter as otherwise agreed by CVPS and the DPS and approved by the Board. Central Vermont's allowed rate of return on common equity is 10.50% commencing July 1, 2003. CVPS shall file a report detailing its core return on equity on its Vermont electricity utility operations for calendar year 2003 on March 1, 2004. It shall also file such a report for calendar year 2004 by March 1, 2005. Core Return on Equity on its Vermont electricity utility operations is not the same as the consolidated return on equity calculated for external financial reporting required under GAAP.

Redesign of CVPS Retail Rates

             12.     Within sixty days of the approval of this MOU by the Board, CVPS shall file with the Public Service Board a fully allocated cost of service study and rate redesign as well as a petition pursuant to 30 V.S.A. Sections 218 and 225 to redesign its rates.

             13.     The review of the proposed new CVPS rate design shall be conducted by the Board in a new docket opened for such purposes pursuant to 30 V.S.A. Section 218 et. seq.

Alternative Regulation Plan

             14.     CVPS agrees to commence good faith negotiations with the DPS concerning the development of an alternative-regulation plan pursuant to 30 V.S.A. Section 218d; the target for completing negotiations and filing an alternative-regulation plan is March 31, 2004. Nothing herein shall compel the filing of a plan absent agreement by CVPS.

Final Terms and Conditions

             15.     This MOU shall become effective upon the issuance of approval by the PSB in the manner contemplated herein.

             16.     The Parties agree that this MOU and any Order approving this MOU relates only to these Parties and should not be construed by any party or tribunal as having precedential or any other impact on proceedings involving other utilities. The Parties have made compromises on specific issues to reach this MOU. The MOU and any Order approving this MOU shall not be construed by any party or tribunal as having precedential impact on any future proceedings involving the Parties except as necessary to ensure CVPS's implementation of this MOU or to enforce an order of the PSB resulting from this MOU. The Parties reserve the right in future proceedings to advocate positions that differ from those set forth in this MOU, and this MOU and any Order approving this MOU may not in any future proceeding be used against any party except as necessary to enforce CVPS's rights and obligations under this MOU or to enforce an order of the PSB resulting from this MOU.

             17.     Except as otherwise provided for herein, the Parties agree that this Memorandum shall be effective, and shall bind the Parties hereto, only if the Public Service Board issues an order in this docket containing terms consistent with this MOU in all respects.

             18.     The Parties agree that should the Board fail to approve the MOU in its entirety, the Parties' agreements set forth herein shall terminate if so requested by either Party, in which case, the Parties shall have the right to file additional prefiled testimony on all issues in the above referenced dockets and the Parties' agreements shall not be construed by any party or tribunal as having precedential impact on any future testimony or positions which may be advanced in these proceedings.

             DATED at RUTLAND, VERMONT this 11th day of July, 2003.

VERMONT DEPARTMENT OF PUBLIC SERVICE By: /s/ James Volz, Esq. James Volz, Esq.
CENTRAL VERMONT PUBLIC SERVICE CORPORATION By: /s/ Morris L. Silver, Esq. Morris L. Silver, Esq.